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                   Consent of Independent Public Accountants


As independent public accountants, we hereby consent to the use in this Registration Statement No. 333-63020 of our report dated April 20, 2001 on the combined financial statements of The Security Products and Services Group included herein and to all references to our Firm included in this registration statement.




                                          Arthur Andersen LLP

Cincinnati, Ohio
August 8, 2001